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                                                                   EXHIBIT 10.24

                         COMMONWEALTH ENERGY CORPORATION
                         VOTING AND CONVERSION AGREEMENT

         This Voting and Conversion Agreement (this "Agreement") is made as of __________, 2004, by and among Commonwealth Energy Corporation, a California corporation ("Commonwealth"), and the holders of Commonwealth's Series A Convertible Preferred Stock who have executed the signature page hereto (the "Series A Shareholders").

                                    RECITALS

        A. Commonwealth sold and issued shares of its Series A Convertible Preferred Stock (the "Series A Preferred") to the Series A Shareholders.

        B. Each of the Series A Shareholders holds the number of shares of Commonwealth's Series A Preferred set forth on the signature page hereto.

        C. Commonwealth has proposed a transaction to enable Commonwealth to reincorporate in Delaware by merging a newly-formed California subsidiary ("Merger Sub") of Commonwealth's wholly-owned Delaware subsidiary, American Energy Group, Inc. ("AEG") into Commonwealth. Under this transaction (the "Merger"), (i) Merger Sub would be formed as a wholly-owned subsidiary of AEG;
(ii) Merger Sub would be merged with and into Commonwealth; (iii) Commonwealth would be the surviving corporation in the merger and would retain all of its assets and liabilities; (iv) Commonwealth would become a wholly-owned subsidiary of AEG, with AEG becoming a public holding company; (v) the holders of Commonwealth's Common Stock would receive shares of AEG Common Stock in the merger.

        D. It is a condition to the Merger that all outstanding shares of Series A Preferred be converted into Commonwealth Common Stock prior to the effective time of the merger.

        E. Under the Certificate of Determination regarding the Series A Preferred, each share of Series A Preferred can be automatically converted into one share of Common Stock of Commonwealth immediately upon "the approval of holders of 66-2/3 % of the outstanding shares of Series A Preferred Stock." Accordingly, if the holders of two-thirds of the outstanding Series A Preferred approve of the conversion of the Series A Preferred, all outstanding shares of Series A Preferred will be converted into Common Stock.

        F. In order to facilitate the Merger, the Series A Shareholders are willing to agree to vote their shares of Series A Preferred in favor of the conversion of all outstanding shares of Series A Preferred into Commonwealth Common Stock immediately prior to the effective time of the Merger on the terms and conditions set forth in this Agreement.

        G. The Series A Shareholders believe that the terms of this Agreement, and the transactions contemplated by the Agreement, are in the best interests of both Commonwealth and

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all of its shareholders, and Commonwealth and Series A Shareholders will benefit substantially from the performance of the transactions and obligations hereunder;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Conversion of Series A Convertible Preferred Stock; Issuance of Common Stock. Subject to the terms of this Agreement, each Series A Shareholder agrees that, prior to the effective time of the Merger, he, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Series A Preferred currently held, or shares hereafter acquired, in favor of the conversion of Commonwealth's outstanding shares of Series A Preferred into shares of Commonwealth's Common Stock. At the effective time of the Merger, such shares shall be converted into shares of Common Stock of AEG in accordance with the terms of the Merger.

        2. Conditions to Conversion. The respective obligations of each Series A Shareholder to vote in favor of the conversion of the Series A Preferred into Commonwealth Common Stock are subject to the fulfillment prior to the effective time of the Merger on the following conditions:

           2.1 Payment of Dividends. Commonwealth shall have paid all accrued and unpaid dividends with respect to all outstanding shares of Series A Preferred.

           2.2 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of Commonwealth, AEG and Merger Sub.

           2.3 Conversion Agreements; Series A Conversion. Holders of at least 66-2/3 % of the outstanding shares of Series A Preferred shall have become a party to this Agreement.

           2.4 No Restraints. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger.

           2.5 Form S-4 Registration Statement. The registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by AEG in connection with the issuance of shares of AEG Common Stock in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order and AEG shall have received all state securities laws or "blue sky" permits and authorizations necessary, or exemptions from such permits and authorizations, to issue shares of AEG Common Stock in the Merger.

           2.6 Listing. The shares of AEG Common Stock issuable to Commonwealth's shareholders pursuant to the Merger and such other shares required to be reserved for issuance in


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connection with the Merger shall have been authorized for listing on the
American Stock Exchange upon official notice of issuance.

        3. Grant of Proxy. Each Series A Shareholder hereby revokes any and all previous proxies with respect to his, her or its Series A Preferred Stock. Effective on the date hereof, each Series A Shareholder appoints David Barnes and Robert C. Perkins, or either of them, proxies, each with full power of substitution, (a) to vote his, her or its Series A Preferred at any meeting of the Series A Shareholders of Commonwealth and at any and all adjournment or adjournments thereof, and (b) to give a written consent with respect to his, her or its Series A Preferred in connection with any solicitation of written consents by Commonwealth or by any shareholder of Commonwealth, in each case in favor of the conversion of Commonwealth's outstanding shares of Series A Preferred into shares of Commonwealth's Common Stock effective immediately prior to the effective time of the Merger; provided, however, that the proxy or his substitute shall not be entitled to vote in favor of such conversion unless the conditions set forth in Section 2 of this Agreement have been satisfied. Each Series A Shareholder agrees not to grant any subsequent proxies with respect to the conversion of Commonwealth's outstanding shares of Series A Preferred into shares of Commonwealth's Common Stock until after the effective time of the Merger. In accordance with Sections 705(e)(5) and 706 of the California Corporation Code, this proxy shall be irrevocable.

        4. Termination of Agreement. If the conditions set forth in Section 2 of this Agreement are not satisfied on or before November 1, 2004, this Agreement shall terminate and be of no further force and effect.

        5. Miscellaneous.

           5.1 Representations. Each Series A Shareholder hereby represents and warrants that (a) he, she or it has the requisite power and authority to enter into and perform this Agreement, (b) the performance of this Agreement by the Series A Shareholder will not require him, her or it to obtain the consent, waiver or approval of any person and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which he, she or it is bound, (c) he, she or it is the legal and/or beneficial owner of that number of shares of Commonwealth Series A Preferred set forth on the signature page hereto.

           5.2 Surrender of Stock Certificates. Promptly following the conversion of the Series A Preferred in accordance with the terms of this Agreement, each Series A Shareholder shall, upon the request of the Company, surrender the stock certificate(s) representing such Series A Shareholder's shares of Series A Preferred to the Company for cancellation.

           5.3 Restrictions on Transfer. No Series A Shareholder shall sell, assign, transfer, hypothecate or encumber ("Transfer") any shares of Series A Preferred unless (a) the transferee has been advised of this Agreement and the terms and provisions hereof, and (b) the transferee agrees in writing to be bound by the terms and provisions of this Agreement. Any purported transfer, sale, assignment, hypothecation, or encumbrance of any of such Shares not in accordance with the terms of this Agreement shall be null and void and shall transfer no right, title, or interest in or to such Shares. To assure compliance with the terms of this Agreement, the


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

Company shall direct its stock transfer agent to stop transfer of any shares of Series A Preferred not Transferred in accordance with this Agreement.

           5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Upon the execution and delivery of this Agreement by any Series A Shareholder, this Agreement shall, subject to the terms and conditions of this Agreement, become a binding obligation of the Series A Shareholder with respect to the shares of Series A Preferred held by such Series A Shareholder.

           5.5 Equitable Relief. Each Series A Shareholder agrees that if he, she, or it fails to perform his, her or its obligations under this Agreement for any reason, then Commonwealth shall be entitled to specific performance and injunctive or other equitable relief, and the Series A Shareholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that Commonwealth may have against any Series A Shareholder for any failure to perform his, her or its obligations under this Agreement.

           5.6 Further Assurances. Each Series A Shareholder shall at any time and from time to time promptly execute and deliver to Commonwealth such further instruments, consents, proxies and other documents and take such further action as Commonwealth may reasonably require in order to carry out the full intent and purpose of this Agreement.

           5.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

           5.8 Modification; Waiver. No modification or waiver of any provision of this Agreement shall be effective unless in writing and approved by Commonwealth and the holders of a majority of the total number of shares of Series A Preferred held by Series A Shareholders that have signed this Agreement.

           5.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements with respect to the matters addressed herein except as specifically set forth herein.


                            [Signature Page Follows]


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        [SIGNATURE PAGE TO CONVERSION AGREEMENT]

        IN WITNESS WHEREOF, the parties have executed this Conversion Agreement as of the date first written above.

COMMONWEALTH:                        COMMONWEALTH ENERGY CORPORATION

                                     By:
                                        ----------------------------------------
                                                      (signature)


                                     Name:
                                          --------------------------------------
                                                (please type or print name)


                                     Title:
                                           -------------------------------------
                                                (please type or print title)

SERIES A SHAREHOLDER:
                                     -------------------------------------------
                                        (please print or type name of entity,
                                                    if applicable)


                                     By:
                                        ----------------------------------------
                                                      (signature)


                                     Name:
                                          --------------------------------------
                                                (please type or print name)


                                     Title:
                                           -------------------------------------
                                                (please type or print title,
                                                       if applicable)


                                     -------------------------------------------
                                      (number of Series A Preferred Shares held)


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

                            SCHEDULE TO EXHIBIT 10.24

      Twenty-six Commonwealth Energy Corporation Voting and Conversion Agreement were executed, each substantially identical to Exhibit 10.24 except that the Series A Shareholders, and the number of shares of Series A Preferred were as follows:

                        SHAREHOLDER NAME                                      NO. OF SERIES A SHARES
                        ----------------                                      ----------------------
Bryan G. Gaggs & Judith L. Airey Trustees Airey Spouses Trust UA
DTD 10/24/85                                                                          75,000
Judith Lynn Airey                                                                     50,000
Michael K. Bischoff in Trust for Robert and Alicia Bischoff                           20,000
Phillip K. Chatman or Arlene F. Chatman                                               15,000
Robert & CC Pennes 2003 Trust UA DTD Jul 9, 2003                                      12,500
Randall Thomas Platte                                                                 12,500
John Erickson                                                                         12,500
M. J. Plante                                                                          12,500
Leon O. Banks & Rose Marie Banks Family Trust                                         12,500
Howard C. Hornig & U. Jean Hornig Co-Trustees Howard C & U Jean
Hornig Trust                                                                          10,000
Thomas C. O'Connell or Karen S. O'Connell                                             10,000
Frank Powell                                                                          10,000
Gabriella R. Scholnick                                                                10,000
Alfred L. Sannipoli Jr. and Wayne P. Sannipoli JTWROS                                 10,000
Daniel E. Norwood and Donn R. Norwood Co-Trustee - Norwood
Family Trust Dated 7/30/91                                                            10,000
Carlyn L. Farris & Myrtle V. Farris, Co-Trustees of the Farris
Family Trust Dated 7/17/2000                                                          10,000
Robert Pennes Trustee Molla B. Pennes Credit Shelter Trust                             7,500
Terence A. Flynn                                                                       5,000
Don P. Johnson or Margaret L. Johnson                                                  5,000
Jason Barnes                                                                           5,000
Bank of America NT&SA Trustee U/A/D 8/12/83 FBO the Lola May
Tharpe Smith Trust                                                                    25,000
Winona B. Rocha or Ramon F. Rocha                                                     25,000
Perkins Family Trust                                                                  25,000
David Thayer                                                                          10,000
Beverly Brown, TOD: Holly Higgins                                                      6,000
Jeffrey S. Perkins                                                                     5,000


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